Exhibit 99.1

TFF Pharmaceuticals Announces Pricing of $4.8 Million Public Offering

Fort Worth, Texas – April 29, 2024 – TFF Pharmaceuticals, Inc (Nasdaq: TFFP) (the “Company” or “TFF Pharmaceuticals”), a clinical-stage biopharmaceutical company focused on developing and commercializing innovative drug products based on its patented Thin Film Freezing (TFF) technology platform, today announced the pricing of a public offering of an aggregate of 1,665,219 shares of its common stock (or common stock equivalents in lieu thereof) and warrants to purchase up to 1,665,219 shares of common stock at a combined public offering price of $2.875 per share (or per common stock equivalent in lieu thereof) and accompanying warrant. The warrants will have an exercise price of $2.75 per share, will be exercisable immediately upon issuance and will expire five years from the date of issuance. The closing of the offering is expected to occur on or about May 1, 2024, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds from the offering, before deducting the placement agent's fees and other offering expenses, are expected to be approximately $4.8 million. The Company intends to use the net proceeds from this offering for working capital and general corporate purposes.

The securities described above are being offered pursuant to a registration statement on Form S-1 (File No. 333-278546), which was declared effective by the Securities and Exchange Commission (the “SEC”) on April 29, 2024. The offering is being made only by means of a prospectus forming part of the effective registration statement relating to the offering. A preliminary prospectus relating to the offering has been filed with the SEC. Electronic copies of the final prospectus, when available, may be obtained on the SEC’s website at http://www.sec.gov and may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

ABOUT TFF PHARMACEUTICALS

TFF Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company engaging patented rapid freezing technology to develop and transform medicines into potent dry powder formulations for better efficacy, safety, and stability. The company’s versatile TFF technology platform has broad applicability to convert most any drug, including vaccines, small and large molecules, and biologics, into an elegant dry powder highly advantageous for inhalation, or for topical delivery to the eyes, nose and the skin.

SAFE HARBOR

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements in this press release include, but are not limited to, statements by the Company relating to the completion of the offering, the satisfaction of customary closing conditions related to the offering, and the intended use of proceeds from the offering. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially, including those risks disclosed in under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 28, 2024 and the preliminary prospectus filed related to the offering. The Company cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake and specifically disclaims any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by law.

Investor Relations Contact:

Corey Davis, Ph.D.
LifeSci Advisors
(212) 915-2577
cdavis@lifesciadvisors.com